SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )


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   Filed by a Party other than the Registrant   |_|
   Check the appropriate box:
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                                             (as permitted by Rule 14a-6(e)(2))
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   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Cognizant Technology Solutions Corporation
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                (Name of Registrant as Specified in Its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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   |X| No fee required.
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   |_| Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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
                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                           500 Glenpointe Centre West
                            Teaneck, New Jersey 07666


                                          April 26, 1999

To Our Stockholders:

     You are most cordially invited to attend the 1999 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 10:00 a.m. local time, on Tuesday, May 25, 1999, at the Teaneck Marriott at Glenpointe, 100 Frank
W. Burr Boulevard, Teaneck, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.


                                          Sincerely,




                                          Wijeyaraj Mahadeva
                                          Chairman of the Board and
                                          Chief Executive Officer

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                           500 Glenpointe Centre West
                            Teaneck, New Jersey 07666


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 25, 1999

     The Annual Meeting of Stockholders (the "Meeting") of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation (the "Company"), will be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey on Tuesday, May 25, 1999, at 10:00 a.m. local time, for the following purposes:

(1) To elect six directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2)  To approve a proposal to adopt the Company's  1999  Incentive  Compensation
     Plan;

(3)  To approve a proposal to adopt the Company's Employee Stock Purchase Plan;

(4) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 1999; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock, including holders of the Company's Class A Common Stock and Class B Common Stock, of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE
REGISTERED IN DIFFERENT NAMES OR ADDRESSES OR BECAUSE YOU HOLD BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors


                                          Gordon Coburn
                                          Secretary

Teaneck, New Jersey
April 26, 1999

        THE COMPANY'S 1998 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                           500 GLENPOINTE CENTRE WEST
                            TEANECK, NEW JERSEY 07666

                      -------------------------------------
                                 PROXY STATEMENT
                      -------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 25, 1999 (the "Meeting"), at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey at 10:00 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), and Class B Common Stock, $.01 par value ("Class B Common Stock"), as of the close of business on March 31, 1999, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 3,506,411 shares of Class A Common Stock and 5,645,450 shares of Class B Common Stock issued and outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. Each share of Class B Common Stock is entitled to ten votes on any matter presented to stockholders at the Meeting. Accordingly, there are an aggregate of 59,960,911 votes entitled to be cast at the Meeting, 56,454,500 of which are held by the Class B Common Stockholder and 3,506,411 of which are held by the Class A Common Stockholders. IMS Health Incorporated ("IMS Health") is the record and beneficial holder of all of the outstanding shares of Class B Common Stock.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the six nominees named below as Directors, (ii) FOR the approval of a proposal to adopt the Company's 1999 Incentive Compensation Plan, (iii) FOR the approval of a proposal to adopt the Company's Employee Stock Purchase Plan, (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999, and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of the shares of Class A Common Stock and Class B Common Stock having, in the aggregate, a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Class A Common Stock and Class B Common Stock represented at the Meeting, voting together as a single class, is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of stockholders possessing a majority of the shares of Class A Common Stock and Class B Common Stock represented at the Meeting, voting together as a single class, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

      This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about April 26, 1999. The Annual Report to Stockholders of the Company for the year ended December 31, 1998, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all stockholders of record as of March 31, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of March 31, 1999.

                              ELECTION OF DIRECTORS

     At the Meeting, six Directors are to be elected (which number constitutes the entire current Board of Directors of the Company) to hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Class A Common Stock and Class B Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors and nominees for election to the Board are as follows:

                                     SERVED AS A    POSITIONS WITH
NAME                         AGE   DIRECTOR SINCE   THE COMPANY
----                         ---   --------------   -----------

Wijeyaraj Mahadeva........   47         1998        Chairman of the Board and
                                                    Chief Executive Officer

Anthony Bellomo...........   45         1998        Director

Victoria Fash.............   48         1997        Director

Robert W. Howe............   52         1999        Director

John Klein................   57         1998        Director

Venetia Kontogouris.......   48         1997        Director

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Wijeyaraj (Kumar) Mahadeva was elected Chairman and Chief Executive Officer of the Company's Indian subsidiary in 1994, and led the team that established the software development and maintenance business conducted by the Company. Mr. Mahadeva was elected Vice President of the Company in 1994, and was elected President on April 17, 1996. Effective in March 1998, Mr. Mahadeva was elected Chairman and Chief Executive Officer of the Company. Mr. Mahadeva concurrently served as Chairman of The Dun & Bradstreet Corporation India and China from 1993 to 1996. Mr. Mahadeva previously served as Vice President, Corporate Strategy, at The Dun & Bradstreet Corporation from 1989 to 1993, as Director, Business Markets Group, at AT&T from 1985 to 1989, and as a management consultant at McKinsey & Company from 1978 to 1985. Mr. Mahadeva holds a Masters of Business Administration degree from Harvard University and a Masters in Electrical Engineering from Cambridge University (U.K.).

     Anthony Bellomo was elected to the Board of Directors of the Company in March 1998. He is currently the President of ERISCO Managed Care Technologies, Inc. ("Erisco"), a subsidiary of IMS Health, a position he has held since 1994. During his tenure with Erisco, which has spanned over twenty years, Mr. Bellomo has held various technical and marketing positions, serving at the level of Vice President since 1979. He has always played a key role in the development and progression of Erisco's business. Mr. Bellomo has most recently applied his technology expertise as the leader of IMS Health's global Y2K project. Prior to joining Erisco, Mr. Bellomo was an information technology consultant for various Fortune 500 Companies. He holds a Bachelor of Arts degree in Engineering from the Polytechnic Institute of Brooklyn.

     Victoria Fash was elected to the Board of Directors of the Company in December 1997. Ms. Fash was appointed Chief Executive Officer of IMS Health in March 1999 and currently is its President and Chief Executive Officer. From 1998 to 1999, she served concurrently as President and Chief Operating Officer of IMS Health. From 1996 to 1998, she served concurrently as Executive Vice President and Chief Financial Officer of Cognizant Corporation. From 1991 to 1995, she was the Vice President, Business Operations, at The Dun & Bradstreet Corporation, and in 1995 was promoted to Senior Vice President, Business Strategy. Ms. Fash serves on the board of directors of IMS Health and Orion Capital Corporation. Ms. Fash holds a Bachelor of Science degree in computer science and a Master of Business Administration degree from the University of Illinois.

     Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chief Executive Officer and Chairman of the Board of Directors of Atlantic Data Services, Inc., positions he has held since January 1994 and March 1980, respectively. From March 1980 to January 1994, Mr. Howe served as President of Atlantic Data Services, Inc. Mr. Howe holds a Bachelor of Arts degree from Boston College.

     John Klein was elected to the Board of Directors in March 1998. Mr. Klein currently serves as Chief Executive Officer of MDIS Group PLC, a software development and service company, where he has been employed since June 1995. From July 1997, Mr. Klein has also served as the Chairman and Chief Executive Officer of Glovia International, a manufacturing resource planning software and services company. From August 1996, Mr. Klein has also served as the Chairman of PRO IV Limited, a 4GL development tools company. From January 1993 to April 1994, Mr. Klein was the Vice President, Consumer, Process & Transportation-Customer Business Unit, for Digital Equipment Corporation. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

     Venetia Kontogouris was elected to the Board of Directors of the Company in December 1997. Ms. Kontogouris is currently President of Enterprise Associates, Inc., a subsidiary of IMS Health, where she has held various positions since 1989. Prior to joining Enterprise Associates, Inc., Ms. Kontogouris was Vice President of New Product Development for The Dun & Bradstreet Corporation. Ms. Kontogouris serves on the board of directors of Avesta Technologies, Inc., Customer Analytics, Inc., e data resources, inc., Internet Profiles Corporation, SRR Solutions, Inc., T.R.A.D.E., Inc., Vality Technology Inc. and Viant Corporation. Ms. Kontogouris holds a Bachelor of Arts degree from Northeastern University and a Master of Business Administration degree and a Master in International Relations degree from the University of Chicago.

     All Directors hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. There are no family relationships among any of the executive officers, Directors and key employees of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, which is comprised of Messrs. Howe and Klein, is responsible for reviewing with management the financial controls and accounting and reporting activities of the Company. The Audit Committee reviews the qualifications of the Company's independent accountants, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services and related fees. The Audit Committee held two meetings during 1998. The Compensation Committee, which is comprised of Messrs. Bellomo, Howe and Klein, is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's Employee Stock Purchase Plan and stock option plans, including the 1999 Incentive Compensation Plan, and establishes the terms and conditions of all stock options granted thereunder. The Compensation Committee held three meetings during 1998. There were three meetings of the Board of Directors during 1998. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committee on which he or she served during the period, if applicable, with the exception of Ms. Fash who attended two of the three meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company and its subsidiaries or of IMS Health and its subsidiaries receive no cash remuneration for serving as directors. All other non-employee directors receive $2,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board of Directors. All Directors who are not employees of the Company and its subsidiaries are eligible to participate in the Company's Non-Employee Directors' Stock Option Plan (the "Director Plan").

     The Director Plan became effective in December 1997 and was amended in March 1998. The aggregate number of shares of Class A Common Stock reserved for issuance under the Director Plan is 71,500 shares, of which options to acquire 49,500 shares of Class A Common Stock are outstanding at a weighted average exercise price of $9.76 per share. No shares of Class A Common Stock have been issued upon exercise of options granted under the Director Plan.

     The Director Plan, which is administered by the Compensation Committee, provides for the issuance of non-qualified stock options to purchase up to 15,000 shares of Class A Common Stock in any year to any Director of the Company who is not an employee of the Company or any subsidiary of the Company. Subject to the provisions of the Director Plan, the Compensation Committee has the authority to interpret the provisions of the Director Plan, to determine the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. The option price for options granted under the Director Plan shall be determined by the Compensation Committee and may be granted at an exercise price greater than, less than or equal to the fair market value of the underlying shares on the date of grant. Options granted under the Director Plan become exercisable as to 50% on each of the first and second anniversaries of the date of initial grant. Options granted under the Director Plan expire after 10 years, are nontransferable and, with certain exceptions in the event of a death of a participant, may be exercised by the optionee only during service. In the event of an optionee's death or disability, the unexercised portion of an option immediately vests in full and may be exercised until (i) the earlier of the remaining stated term of the option or five years after the date of death with respect to a termination due to death or (ii) the earlier of the remaining stated term of the option and the longer of five years after the date of termination due to disability or one year after the date of death, in the case of a termination due to disability. In the case of a termination for any other reason, the unexercised portion of an option may be exercised for the period ending ninety days after termination, but only to the extent such option was exercisable at the time of termination.

     During 1998, the following Directors were granted options to purchase shares of Class A Common Stock under the Company's Director Plan.

                            NUMBER OF
                        SHARES UNDERLYING                        EXERCISE PRICE
     DIRECTOR            OPTIONS GRANTED       GRANT DATE           PER SHARE
     --------           -----------------      ----------        --------------

     Mr. Bellomo......        6,500              3/20/98             $10.00
     Mr. Klein........       15,000              3/20/98             $10.00


                              EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                        CAPACITIES IN              IN CURRENT
     NAME                      AGE      WHICH SERVED              POSITION SINCE
     ----                      ---      ------------              --------------

Wijeyaraj Mahadeva.........    47    Chairman of the Board and        1998
                                      Chief Executive Officer

Lakshmi Narayanan (1)......    46    President and Chief              1998
                                      Operating Officer

Gordon Coburn (2)..........    35    Chief Financial Officer,         1998
                                      Treasurer and Secretary

Francisco D'Souza (3)......    30    Vice President, North            1998
                                      American Operations and
                                      Business Development

-----------

(1) Lakshmi Narayanan was elected President and Chief Operating Officer of the Company in March 1998. Mr. Narayanan joined the Indian subsidiary of the Company as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining the Company, from 1975 to 1994 Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Master of Business Administration degree from the Indian Institute of Science.

(2) Gordon Coburn was elected Chief Financial Officer, Treasurer and Secretary of the Company in March 1998. He previously was Vice President of the Company from September 1996. From 1990, Mr. Coburn held key financial positions with Cognizant Corporation and The Dun & Bradstreet Corporation, including serving as Senior

     Director-Group Finance & Operations for Cognizant Corporation from November 1996 to December 1997. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

(3) Francisco D'Souza was elected Vice President, North American Operations and Business Development of the Company in March 1998. Prior to that, from June 1, 1997, he served as the Company's Director-North American Operations and Business Development. From January 1996 to June 1997, Mr. D'Souza was employed as a consultant to the Company. From February 1995 to December 1995, Mr. D'Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D'Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D'Souza was part of the team that established the software development and maintenance business conducted by the Company. Mr. D'Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Science degree in Industrial Administration from Carnegie-Mellon University.

     None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.


                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 1997 AND 1998

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1998 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended December 31, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------
                                                                 Long-Term
                                       Annual Compensation     Compensation
                                  ------------------------------------------------------------------
                                                                 Awards
                                  ------------------------------------------------------------------
                                                                 Other      Securities     All Other
                                                                 Annual     Underlying      Compen-
Name and Principal Position         Year    Salary     Bonus     Compen-     Options        sation
                                                        (2)     sation(3)
            (1)                              ($)        ($)        ($)         (#)            ($)
            (a)                      (b)     (c)        (d)        (e)         (g)            (i)
----------------------------------------------------------------------------------------------------
Wijeyaraj Mahadeva..............    1998    235,000    237,952     --         48,750       14,396(4)
     Chairman of the Board, and     1997    235,000    228,136     --        130,000       14,717(4)
     Chief Executive Officer

Lakshmi Narayanan...............    1998     54,118     96,471     --           --          7,500(5)
     President and Chief            1997     57,566     60,440     --         58,500        1,372(5)
     Operating Officer

Gordon Coburn (6)...............    1998    133,250     77,626     --           --          5,951(4)
     Chief Financial Officer,       1997       --         --       --         26,000           --
     Treasurer and Secretary


Francisco D'Souza (7)...........    1998    123,000     70,000     --          6,500           --
     Vice President, North          1997    120,000     35,000     --         32,500           --
     American Operations and
     Business Development

-------------
(1)   Each  of  the  Named   Executives   has  entered  into  a  Severance   and
      Noncompetition   agreement  with  the  Company.  See  "  -  Severance  and
      Noncompetition Agreements."

(2) The bonus awards were earned in the year indicated and were paid in the following year.

(3) The value of certain personal benefits is not included since the aggregate amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such named executive officer in columns (c) and (d).

(4)   Represents a 401(k) plan matching contribution.

(5) Consists of interest savings on a loan made to Mr. Narayanan by the Company in October 1997, which bears interest at 2% per annum. See "Transactions with IMS Health and other Affiliates."

(6) Mr. Coburn was employed by Cognizant Corporation during 1997 and his responsibilities included significant activities unrelated to the Company's business as well as services provided to the Company on behalf of Cognizant Corporation. Mr. Coburn's compensation expenses for 1997 were an unallocated component of the aggregate costs allocated to the Company by Cognizant Corporation based upon assets employed by the Company in proportion to Cognizant Corporation's total assets.

(7) With respect to 1997, reflects compensation received in all capacities from the Company during that year. Mr. D'Souza worked as an independent consultant to the Company until June 1, 1997, when he became a full-time employee of the Company.


OPTION GRANTS IN 1998

     The following table sets forth information concerning individual grants of stock options during 1998 by the Company to each of the Named Executives.

                        OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------------------
                                Individual Grants
---------------------------------------------------------------------------------------------------------------------------
                                        Percent of                                        Potential Realizable Value At
                         Number of     Total Options                                     Assumed Annual Rates of Stock
                         Securities      Granted to                                        Price Appreciation For Option
       Name              Underlying    Employees in        Exercise or   Expiration                Term(2)
                           Options     Fiscal Year(1)      Base Price      Date
                           Granted
                              (#)                              ($/SH)                      5%($)       10%($)       0%($)
       (a)                    (b)           (c)                 (d)         (e)             (f)         (g)          (i)
---------------------------------------------------------------------------------------------------------------------------
Wijeyaraj Mahadeva (3)...   48,750          26.2               6.92       3/20/08         212,159     537,635      247,650

Lakshmi Narayanan .......       --           --                 --           --              --          --           --

Gordon Coburn ...........       --           --                 --           --              --          --           --

Francisco D'Souza (4)....    6,500           3.5              10.00       6/19/08          40,879     103,591         --

---------------
(1) Based on an aggregate of 185,950 options granted to employees in 1998, including options granted to the Named Executives.

(2) Based on an exercise price of $6.92 and a fair market value of $12.00 for the grant to Mr. Mahadeva, and a fair market value of $10.00 for the grant to Mr. D'Souza.

(3)   The  options   disclosed  herein  were  granted  on  March  20,  1998,  as non-qualified stock options, pursuant to a certain Option Agreement between the Company and Mr. Mahadeva. One-quarter of such options became exercisable on July 27, 1998 and an additional one-quarter of such options become exercisable on the first, second and third anniversary of such date. The options terminate on the expiration date, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Such options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

(4) The options disclosed herein were granted on March 20, 1998, as non-qualified stock options, pursuant to the Key Employee's Stock Option Plan. One-quarter of such options become exercisable on each of the first, second, third and fourth anniversaries of the Company's initial public offering consummated in June 1998 (the "IPO"). The options terminate on the expiration date, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Such options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of options during 1998 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------
                                                      Number of       Value of
                                                      Securities    Unexercised
                                                      Underlying    In-the-Money
                                                     Unexercised     Options at
                                                      Options at       Fiscal
                          Shares                        Fiscal        Year-End
                       Acquired on       Value         Year-End        ($)(1)
        Name             Exercise       Realized         (#)        Exercisable/
                           (#)            ($)        Exercisable/  Unexercisable
        (a)                (b)            (c)       Unexercisable       (e)
                                                         (d)
--------------------------------------------------------------------------------
Wijeyaraj Mahadeva...     30,000         217,000   14,687 / 134,063    352,159 /
                                                                       3,443,773

Lakshmi Narayanan....        --            --      14,625 /  43,875    387,928 /
                                                                       1,163,784

Gordon Coburn........        --            --       6,500 /  19,500    172,413 /
                                                                       517,238

Francisco D'Souza....        --            --       8,125 /  30,875    215,516 /
                                                                       778,984

------------

(1) Based on a year-end fair market value of the underlying securities equal to $30.375, less the exercise price for such shares.

SEVERANCE AND NONCOMPETITION AGREEMENTS

     The Company has entered into a Severance and Noncompetition Agreement (collectively, the "Severance and Noncompetition Agreements") with each of the Named Executives. The Severance and Noncompetition Agreements provide that each Named Executive will receive one year's base salary and a full annual bonus upon termination of employment, other than in the case of a termination for cause. In addition, such agreements provide that all options held by the Named Executives will vest in full immediately upon a change of control. Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of the Company's employees to leave the Company within the one-year period following termination of employment. Finally, such agreements include customary proprietary rights assignment and confidentiality provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Messrs. Bellomo, Howe and Klein. There are no, and during 1998 there were no, Compensation Committee Interlocks.

     In 1998, the Company granted options to purchase Class A Common Stock of the Company to each of Mr. Bellomo and Mr. Klein. See "Election of Directors - Compensation of Directors."

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return on the S&P SmallCap 600 Index and a Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

                  Among the Company, the S&P SmallCap 600 Index
                            and a Peer Group Index(3)
                            (Capitalization Weighted)


                             [GRAPH INSERTED HERE]


                                                    6/19/98     12/31/98
                                                    -------     --------

     Cognizant Technology Solutions Corporation..   $100.00      $303.75

     S&P SmallCap 600 Index......................   $100.00       $97.53

     Peer Group Index (Capitalization Weighted)..   $100.00       $79.86

-------------

(1)  Graph  assumes  $100  invested  on June 19, 1998 in the  Company's  Class A
     Common Stock, the S&P SmallCap 600 Index and the Peer Group Index (capitalization weighted).

(2)  Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index consisting of other information technology consulting firms consisting of Alydaar Software Corp., Cambridge Technology Partners, Inc., Complete Business Solutions, Inc., Computer Horizons Corp., Computer Task Group, Inc., IMRglobal Corp., Keane, Inc., Mastech Corporation, Syntel, Inc., and Whitman-Hart, Inc. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of stockholders by basing a portion of compensation on corporate performance.

     The Compensation Committee reviews and determines base salary levels for executive officers of the Company on an annual basis and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. Additionally, the Compensation Committee administers all of the Company's stock option plans.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

     Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis and are discretionary. The amount of bonus is based on criteria designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and the executive's individual performance in achieving the results.

     The stock option program is designed to relate executives' and certain middle managers' and other key personnel's long-term interests to stockholders' long-term interests. In general, stock option awards are granted if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     The Committee established the Chief Executive Officer's total annual compensation based on the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as the successful completion of the Company's initial public offering, changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                    Compensation Committee Members
                                    (as constituted at year end)

                                    Anthony Bellomo
                                    Paul Cosgrave
                                    John Klein

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     There are, as of March 31, 1999, approximately 17 holders of record and 2,300 beneficial holders of the Company's Class A Common Stock, including one holder of record, beneficially owning all of the shares of the Company's Class B Common Stock. Such shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock(1). The holder of record of all of the shares of the Company's Class B Common Stock, IMS Health, acquired its ownership as a result of a spin-off (the "spin-off") of IMS Health from Cognizant Corporation. Prior to the spin-off, all of the shares of the Company's Class B Common Stock were held by Cognizant Corporation. The following table sets forth certain information, as of March 31, 1999, with respect to holdings of the Company's Class A Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees), each of the Company's Named Executives, and (iii) all Directors and officers as a group. Unless otherwise indicated, the address for the individuals below is that of the Company address.

                                           AMOUNT AND NATURE OF      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(2)  OF CLASS(3)
------------------------------------      -----------------------  -----------

(i)  Certain Beneficial Owners:

IMS Health (4)............................      5,645,450              61.0%

(ii) Directors (which includes all
     nominees) and Named Executives who
     are not set forth above:

Wijeyaraj Mahadeva (5)....................        125,938               1.4%

Lakshmi Narayanan (6).....................         14,625                 *

Gordon Coburn (7).........................         22,750                 *

Francisco D'Souza (8).....................         17,875                 *

Anthony Bellomo (9).......................          3,500                 *

Victoria Fash (10)........................          3,250                 *

Robert W. Howe (11) ......................         20,000                 *

John Klein (12)...........................         15,000                 *

Venetia Kontogouris (13)..................         13,250                 *

(iii) All Directors and officers as a
      group (9 persons) (14)..............        236,188               2.6%

----------------
*    Less than one percent.

(1) Except as provided below, each outstanding share of Class B Common Stock shall convert automatically to a share of Class A Common Stock upon a transfer, other than a tax-free spin-off, to any person other than IMS Health or any of its subsidiaries or successors. In addition, prior to a tax-free spin-off, each outstanding share of Class B Common Stock is convertible at the holder's option into one share of Class A Common Stock. If a tax-free spin-off occurs, the stockholders of IMS Health will receive Class B Common Stock, which will continue to have ten votes per share. Thereafter, shares of Class B Common Stock shall convert to Class A Common Stock automatically only upon a transfer of Class B Common Stock and shall no longer be convertible into shares of Class A Common Stock at the option of the holder thereof. Additionally, each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock if at any time the number of outstanding shares of Class B Common Stock represents less than 35% of the economic ownership of the Company represented by the aggregate number of shares of Common Stock then outstanding. In the event of a tax-free spin-off, and to the extent there are shares of Class B Common Stock that have not been converted to Class A Common Stock, such shares of Class B Common Stock shall automatically convert into shares of Class

     A Common Stock on the fifth anniversary of the tax-free spin-off, unless prior to such tax-free spin-off, IMS Health delivers to the Company written advice of counsel reasonably satisfactory to the Company to the effect that
     (i) such  conversion  could  adversely  affect the ability of IMS Health to obtain a favorable ruling from the Internal Revenue Service that the distribution would be a tax-free spin-off or (ii) the Internal Revenue Service has adopted a general non-ruling policy on tax-free spin-offs and that such conversion could adversely affect the status of the transaction as a tax-free spin-off. If such written advice is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the tax-free spin-off, unless IMS Health delivers to the Company written advice of counsel reasonably satisfactory to the Company prior to such anniversary that such vote could adversely affect the status of the distribution as a tax-free spin-off, including the ability to obtain a favorable ruling from the Internal Revenue Service. If such written advice is delivered, such vote shall not be held. Approval of such conversion will require the affirmative vote of the holders of a majority of the shares of both Class A Common Stock and Class B Common Stock present and voting, voting together as a single class, with each share entitled to one vote for such purpose. No assurance can be given that such conversion would be consummated. The foregoing requirements are intended to ensure that tax-free treatment of a tax-free spin-off is preserved should the Internal Revenue Service challenge such automatic conversion as violating the 80% vote requirement currently required by the Code for a tax-free spin-off.

(2) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(3) Applicable percentage of ownership is based on an aggregate of 9,151,861 shares of Common Stock outstanding on March 31, 1999 (consisting of 3,506,411 shares of Class A Common Stock and 5,645,450 shares of Class B Common Stock), plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after March 31, 1999.

(4) The address for IMS Health is 200 Nyala Farms, Westport, Connecticut 06880. Represents 5,645,450 shares of Class B Common Stock held of record and beneficially by IMS Health.

(5) Includes 111,250 shares of Class A Common Stock owned of record and 14,688 shares of Class A Common Stock subject to options which were exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 134,062 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(6) Represents 14,625 shares of Class A Common Stock underlying options which were exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 43,875 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(7) Includes 16,250 shares of Class A Common Stock owned of record and 6,500 shares of Class A Common Stock subject to options which were exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 19,500 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(8) Includes 9,750 shares of Class A Common Stock owned of record and 8,125 shares of Class A Common Stock subject to options which were exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 30,875 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(9) Includes 3,500 shares of Class A Common Stock owned of record. Excludes 6,500 shares of Class A Common Stock underlying options which become exercisable over time after March 31, 1999.

(10) Includes 3,250 shares of Class A Common Stock subject to options which were exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 3,250 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(11) Includes 5,000 shares of Class A Common Stock owned of record and 15,000 shares of Class A Common Stock subject to option which were exercisable as of March 31, 1999 or sixty (60) days after such date.

(12) Represents 15,000 shares of Class A Common Stock owned of record as of March 31, 1999. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after March 31, 1999.

(13) Includes 10,000 shares of Class A Common Stock owned of record and 3,250 shares of Class A Common Stock subject to options which were exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 3,250 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(14) Includes an aggregate of 65,438 shares of Class A Common Stock underlying options granted to Directors and officers listed in the table which are exercisable as of March 31, 1999 or within sixty (60) days after such date. Excludes 256,312 shares of Class A Common Stock underlying options granted to executive officers and Directors, which become exercisable over time after such period.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From November 30, 1996 through June 30, 1998, the Company was a subsidiary of Cognizant Corporation. In June 1998, Cognizant spun off (the "Spin-Off") IMS Health and Cognizant Corporation was renamed Nielsen Media Research, Inc. IMS Health consists of all of Cognizant Corporation's businesses other than the business conducted by Nielsen Media Research. Therefore, all shares of the Company held by Cognizant Corporation immediately prior to the Spin-Off are now held by IMS Health.

AGREEMENTS WITH IMS HEALTH AND ITS PREDECESSORS

     The Company and IMS America, IMS International and Nielsen Media Research, then operating subsidiaries of Cognizant Corporation, have entered into Master Services Agreements and the Company and IMS Health are parties to the Intercompany Agreement and the Intercompany Services Agreement. Cognizant Corporation and the Company entered into the License Agreement. The material terms of these agreements are summarized below. Because the Company was controlled by Cognizant Corporation at the time these agreements were executed, none of these agreements resulted from arms'-length negotiations and, therefore, the terms thereof may be more or less favorable to the Company than those obtainable from unaffiliated third parties. Upon the consummation of the Spin-Off of IMS Health, the Master Services Agreements remained in effect and the Intercompany Agreement and the Intercompany Services Agreement were assigned to IMS Health.

     Master Services Agreement. Pursuant to a Master Services Agreement the Company continues to provide software development and maintenance services to IMS Health and its subsidiaries. During 1998, such services resulted in revenue to the Company in the amount of $13,575,000. The Master Service Agreement provides that it and any work order issued thereunder may be terminated by IMS Health with or without cause on 30 days' prior written notice.

     Intercompany Agreement. The Intercompany Agreement provides that until IMS Health and its affiliates cease to control at least 50% of the combined voting power of the outstanding voting stock of the Company, the prior written consent of IMS Health will be required for (i) any acquisition of capital stock or assets by the Company or any of its subsidiaries or disposition of assets of the Company or any of its subsidiaries (other than transactions to which the Company and its subsidiaries are the only parties), or any series of related acquisitions or dispositions, involving gross consideration (including the assumption of indebtedness) in excess of the greater of $10.0 million and six percent of the Company's total equity market capitalization, (ii) any issuance by the Company or any subsidiary of the Company of any equity securities or rights, warrants or options to purchase such equity securities, except for equity securities issued to directors, employees and consultants pursuant to the Employee Plan and the Director Plan and other outstanding options and equity securities issued in connection with acquisitions approved by IMS Health and
(iii) the creation or incurrence by the Company or any of its subsidiaries of indebtedness for borrowed money in excess of $10.0 million, except for indebtedness incurred to finance any acquisition approved by IMS Health. Pursuant to the Intercompany Agreement, for a period of 18 months following the Company's initial public offering consummated in June 1998 (the "Restricted Period"), the approval of a majority of the members of the Board of Directors of the Company who are not employed by or otherwise affiliated with IMS Health, the Company (other than as directors) or any of their respective affiliates (the "Independent Directors") will be required for a merger or consolidation involving the Company, a sale by the Company of all or substantially all of its assets or a liquidation, dissolution or winding up of the Company's business, in any case, for per share consideration below the initial public offering price per share, and a fairness opinion from a nationally recognized investment banking firm or the approval of at least one Independent Director will be required for any of such transactions for per share consideration at or above the initial public offering price per share. Also pursuant to the Intercompany Agreement, during the Restricted Period, subject to certain limited exceptions, IMS Health will not sell any of the shares of Common Stock owned by it as of June 19, 1998 other than pursuant to a registered public offering, pursuant to Rule 144 promulgated under the Securities Act, at a price per share equal to or greater than the initial public offering price per share or, with the approval of a majority of the Independent Directors, at a price per share below the initial public offering price per share. In addition, during the Restricted Period, IMS Health will not acquire additional shares of Common Stock, other than pursuant to a transaction involving all of the Company's outstanding Common Stock at a price per share in excess of the initial public offering price per share with respect to which a fairness opinion from a nationally recognized investment banking firm or the approval of at least one Independent Director has been obtained. During the Restricted Period, IMS Health will not vote its shares of Common Stock (or act by written consent) to reduce the ratio of Independent Directors to be less than the ratio of two of seven directors and will not vote its shares of Common Stock (or act by written consent) to remove any Independent Director other than for cause or with the approval of the holders of a majority of the outstanding Class A Common Stock voting as a separate class.

     Pursuant to the Intercompany Agreement, the Company has granted to IMS Health certain demand and "piggyback" registration rights with respect to shares of Common Stock owned by IMS Health. IMS Health has the right to request up to two demand registrations in each calendar year, but not more than six in any five-year period. The Company may postpone such a demand under certain circumstances. IMS Health also has the right, which it may exercise at any time and from time to time, to include the shares of Common Stock held by it in any registration of common equity securities of the Company initiated by the Company on its own behalf or on behalf of any other stockholders of the Company. Such registration rights are transferable by IMS Health. The Company agrees to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the shares of Common Stock sold by IMS Health. The Intercompany Agreement contains customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification granted by parties thereunder in connection with the registration of Common Stock on behalf of IMS Health.

     Pursuant to the Intercompany Agreement, the Company will indemnify IMS Health and its subsidiaries (other than the Company) and their respective officers, directors, employees and agents against certain losses based on, arising out of or resulting from the conduct of the Company's business and IMS Health will similarly indemnify the Company and its subsidiaries and their respective officers, directors, employees and agents against certain losses based on, arising out of or resulting from IMS Health's other businesses. In addition, Cognizant Corporation assigned to the Company certain rights to indemnification from The Dun & Bradstreet Corporation and certain of its former affiliates.

     The Intercompany Agreement may not be amended without the approval of a majority of the Independent Directors.

     Intercompany Services Agreement. Pursuant to the Intercompany Services Agreement, IMS Health provides certain services to the Company, including payroll and payables processing, e-mail, tax, finance, personnel administration, real estate and risk management services, and the Company and its employees continue to be covered by IMS Health's insurance policies and certain IMS Health employee benefit plans. The Intercompany Services Agreement's initial term extended through December 31, 1998. Subsequent to December 31, 1998, the Intercompany Services Agreement continues for successive one-year terms unless terminated by either party on not less than 60 days' written notice prior to the end of the initial term or any renewal term. Any change in the fees provided for under the terms of the Intercompany Services Agreement will be subject to the approval of a majority of the Independent Directors.

     License Agreement. Pursuant to the License Agreement, Cognizant Corporation transferred all rights to the use of the "Cognizant" trade name and certain other trade and service marks (the "Marks") to the Company upon the consummation in mid-1998 of the previously announced spin-off of IMS Health.

TRANSACTIONS WITH IMS HEALTH AND OTHER AFFILIATES

     Prior to the consummation of the Company's initial public offering in June 1998 ("IPO"), Cognizant Corporation and The Dun & Bradstreet Corporation provided the Company with certain administrative services, including financial planning and administration, legal, tax planning and compliance, treasury and communications, and permitted the Company to participate in Cognizant Corporation's insurance and employee benefit plans. Costs for these services for all periods prior to the IPO were allocated to the Company based on utilization of certain specific services. All subsequent services were performed under the Intercompany Services Agreement with Cognizant Corporation and subsequent to the Spin-Off , IMS Health. Total costs in connection with these services were $1,666,000 for the year ended December 31, 1998.

     From January 1, 1997 through December 31, 1998, the Company sublet office space in New York City from a subsidiary of Cognizant Corporation and, subsequent to the Spin-Off, a subsidiary of IMS Health. The Company made annual lease payments to the subsidiary of $107,000 and $99,000 in 1998 and 1997, respectively, which it believes was fair market value for the sublease.

     Certain employees of the Company, including Mr. Mahadeva and Mr. Coburn, participate in IMS Health's defined benefit pension plans. The plans are cash balance pension plans under which six percent of creditable compensation plus interest is credited to the employee's retirement account on a monthly basis. The cash balance earns monthly investment credits based on the 30-year Treasury bond yield. At the time of retirement, the vested employee's account balance is actuarially converted into an annuity. The Company's cost for these plans is included in the allocation of expense from IMS Health for employee benefits plans.

     In October 1997, the Company loaned $63,300 to Mr. Narayanan for the purchase of a residence. The loan is secured by the residence and bears interest at the rate of two percent per annum. Principal and interest on the loan is payable over a ten-year period. The loan matures in October 2007. In the event of termination of employment, Mr. Narayanan must repay the outstanding balance of the loan, plus interest at a higher rate under certain circumstances. As of December 31, 1998, the outstanding balance of the loan, including principal and accrued interest, was $53,000.

     In March 1998, the Company granted non-qualified stock options to purchase an aggregate of 48,750 shares of Class A Common Stock to Mr. Mahadeva for an exercise price of $6.92 per share.

     In March 1998, the Company granted non-qualified stock options under the Employee Plan to purchase an aggregate of 47,450 shares of Class A Common Stock to certain employees, including options to purchase 6,500 shares to Mr. D'Souza, effective upon consummation of the Company's IPO at an exercise price equal to the IPO price per share of $10.00. The Company also granted non-qualified stock options under the Director Plan to purchase an aggregate of 36,500 shares of Class A Common Stock to certain directors, including options to purchase 6,500 shares to Mr. Bellomo and options to purchase 15,000 shares each to Messrs. Cosgrave, a former director of the Company, and Klein, effective upon consummation of the Company's IPO at an exercise price equal to the IPO price per share.

     In May 1998, the Company granted non-qualified stock options under the Employee Plan to purchase an aggregate of 64,750 shares of Class A Common Stock to certain employees effective upon consummation of the Company's IPO at an exercise price equal to the IPO price per share.

     In May 1998, in connection with the resolution of certain matters between an affiliate of Cognizant Corporation and Pilot Software, Pilot Software remitted $500,000 to the Company. Of such amount, $315,321 was in respect of amounts due to the Company from Pilot Software for services rendered through April 30, 1998 and $184,679 was a prepayment for services to be provided to Pilot Software by the Company after such date.


            PROPOSAL TO APPROVE THE 1999 INCENTIVE COMPENSATION PLAN

     The Board of Directors has adopted, and is submitting to stockholders for approval, the Cognizant Technology Solutions Corporation 1999 Incentive Compensation Plan (the "Incentive Plan"). A total of 1,000,000 shares of Class A Common Stock of the Company ("Common Stock") will be reserved for issuance upon the exercise of stock options or other awards granted under the Incentive Plan.

GENERAL

     The purpose of the Incentive Plan is to:

     o    aid  the  Company  in  motivating  certain   employees,   non-employee
          directors and independent contractors to put forth maximum efforts toward the growth, profitability and success of the Company; and

     o provide incentives which will attract and retain highly qualified individuals as employees and non-employee directors and to assist in aligning the interests of such employees and non-employee directors with those of the Company's stockholders.

     Pursuant to the Incentive Plan, awards may be stock-based or payable in cash. Subject to adjustment, for among other things, a merger, consolidation, reorganization, stock split, or other change in capital structure, an individual is limited to a maximum of 750,000 shares during the life of the Incentive Plan. Additionally, the maximum dollar amount paid in cash to any individual during the life of the Incentive Plan is $10,000,000. The Incentive Plan terminates on April 13, 2009, unless sooner terminated by the Board of Directors. The Board may amend the Incentive Plan, except that no such action can adversely affect awards previously granted. Without stockholder approval, the Board may not

     o increase the total amount of the Common Stock allocated to the Incentive Plan (except for permitted capital adjustments);

     o increase the maximum amount of the Common Stock with respect to all awards measured in common stock that may be granted to any individual under the Incentive Plan;

     o increase the maximum dollar amount that may be paid with respect to all awards measured in cash; or

     o    modify the requirements as to eligibility for awards;

     Additionally, stockholder approval is necessary if an amendment (1) is required by the stock exchange or national market system on which the Common Stock is listed or (2) will disqualify any incentive stock option granted under the Incentive Plan.

     The Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee has the authority, among other things, to do the following:

     o    determine eligibility for participation;

     o    determine eligibility for and the type and size of awards;

     o issue administrative guidelines and make rules as an aid to administer the Incentive Plan;

     o    grant waivers of terms, conditions, restrictions and limitations; and

     o    accelerate the vesting of any award.

TYPES OF AWARDS

     Several types of awards are provided for by the Incentive Plan. The awards may be measured in stock or in cash. An award may be designated as a stock option, stock appreciation right, stock award, stock unit, performance share, performance unit or cash.

     Stock Options. The Incentive Plan provides for the granting of options intended to qualify as incentive stock options, or ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Incentive Plan also provides for the granting of non-qualified stock options, or NQSOs. ISOs or NQSOs may be granted to employees, while only NQSOs may be granted to non-employee directors and independent contractors. ISOs granted under the Incentive Plan may not be granted at an exercise price less than fair market value of the underlying shares on the date of grant. NQSOs granted under the Incentive Plan may not be granted at an exercise price less than fair market value of the underlying shares on the date of grant unless the Compensation Committee determines otherwise on the date of grant. Unless the Compensation Committee specifies otherwise, options granted under the Incentive Plan become exercisable to the extent of 25% of the grant on each of the first, second, third and fourth anniversary of the grant. Under the Incentive Plan, ISOs and NQSOs expire 10 years after the grant.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") entitle their recipients to receive payments in cash, Common Stock or a combination as determined by the Compensation Committee. Any such payments will represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the exercise date over the fair market value of the Common Stock, or other valuation (which shall be no less than the fair market value of the Common Stock) on the effective date of grant of SARs or the grant of an award which the SAR replaced.

     Stock Awards. A stock award consists of shares of Common Stock, subject to such terms and conditions as determined by the Compensation Committee. A grantee of a stock award has all of the rights of a holder of shares of Common Stock unless otherwise determined by the Compensation Committee on the date of grant.

     Stock Units. A stock unit is a hypothetical share of Common Stock represented by a notional account established and maintained or caused to be established and maintained by the Company for a grantee of a stock unit. Stock units are subject to such terms and conditions as determined by the Compensation Committee. A stock unit shall provide for payment in shares of Common Stock at such time as the award agreement shall specify. The Compensation Committee has the sole discretion to pay the stock unit in Common Stock, cash or a combination.

     Performance Shares. A performance share consists of a share or shares of Common Stock, subject to such terms and conditions as determined by the Compensation Committee. Such terms and conditions may include, among other things, a determination of performance goals which will determine the number and/or value of the performance shares that will be paid out or distributed. The Compensation Committee has the sole discretion to pay the performance share in Common Stock, cash or a combination.

     Performance Unit. A performance unit is a hypothetical share or shares of Common Stock represented by a notional account established and maintained or caused to be established and maintained by the Company for a grantee of a performance unit. Performance units are subject to such terms and conditions as determined by the Compensation Committee. Such terms and conditions may include, among other things, a determination of performance goal or goals which will determine the number and/or value of the performance units that will be accrued. The Compensation Committee has the sole discretion to pay the performance share in Common Stock, cash or a combination.

     Cash Awards. The Compensation Committee may grant cash awards subject to such terms and conditions as it determines appropriate.

     Subject to certain criteria, Compensation Committee has the sole discretion to designate awards as performance-based awards if it determines that such compensation might not be tax deductible by the Company under Section 162(m) of the Code. The Compensation Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to awards intended to qualify as performance-based awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs. The material terms of performance goals must be approved by the Company's stockholders. Additionally, the material terms of performance goals must be disclosed and reapproved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved such performance goals.

     In the event a grantee's employment with the Company is terminated due to death or disability, all non-vested portions of awards are forfeited. All vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the stock option or SAR or twelve months following the date of death or disability. If a grantee's employment is terminated for cause, as defined in the Incentive Plan, all awards, whether vested or non-vested, are forfeited. If a grantee's employment is terminated any other reason other than for cause or due to death or disability, all non-vested portions of awards are forfeited and all vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the award or 90 days following the date of termination. Notwithstanding the above, the Compensation Committee may, in its discretion, provide that

     o the vesting of any or all non-vested portions of stock options or SARs held by a grantee on the date of his or her death or termination shall be accelerated and remain exercisable for the term of the stock option or SAR;

     o any or all vested portions of non-qualified stock options or SARs held by a grantee on the date of his or her death or termination shall remain exercisable until a date that occurs on or prior to the date the stock option or SAR is scheduled to expire; and/or

     o any or all non-vested portions of stock awards, stock units, performance shares, performance units and/or cash awards held by a grantee on the date of his or her death or termination shall become vested on a date that occurs on or prior to the date the award is scheduled to vest.

     Generally, all awards under the Incentive Plan are nontransferable except by will or in accordance with the laws of descent and distribution. Stock options and SARs are exercisable only by the grantee during his or her lifetime. The Compensation Committee, in its discretion, may permit the transferability of a stock option (other than an ISO) by a grantee to members of his or her immediate family or trusts or other similar entities for the benefit of such person.

CHANGE IN CONTROL

     Upon the occurrence of a change in control of the Company, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting and payout of outstanding awards or provide that an award be assumed by the entity which acquires control of the Company or be substituted by a similar award under such entity's compensation plan.

FEDERAL TAX ASPECTS OF THE INCENTIVE PLAN

     The Company believes that, under the present law, the following are the federal tax consequences generally arising with respect to awards granted under the Incentive Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     With respect to other awards granted under the Incentive Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount. Different tax rules may apply with respect to participants who are subject to Section 16 of the 1934 Act.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN.


              PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has adopted, and is submitting to stockholders for approval, the Cognizant Technology Solutions Corporation Employee Stock Purchase Plan (the "Purchase Plan"). The purpose of the Purchase Plan is to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order to participate in the Company's potential economic progress. A total of 400,000 shares will be made available for issuance and purchase pursuant to the Purchase Plan.

     The Purchase Plan is intended to form part of an overall compensation structure for the Company, in conjunction with the Company's stock option plans, to provide an additional source for employees to share in the Company's prospects for equity growth. The Board of Directors believes that a broad-based plan, such as the Purchase Plan, serves as an important element in promoting equity ownership among employees generally. At March 31, 1999, the Company had approximately 1,740 full-time employees.

     In general, the Purchase Plan provides for eligible employees to designate in advance of specified purchase periods (which will be annual, semi-annual or quarterly) a percentage of compensation (up to 10%) to be withheld from their pay and applied toward the purchase of such number of whole shares of Class A Common Stock as can be purchased at a price of 85% of the lesser of (a) the Fair Market Value of a share of Class A Common Stock on the first day of the Purchase Period; or (b) the Fair Market Value of a share of Class A Common Stock on the Exercise Date (as hereinafter defined) of such Purchase Period. No employee can purchase more than $25,000 worth of stock annually, and no stock can be purchased by any person which would result in the purchaser owning five percent or more of the total combined voting power or value of all classes of stock of the Company.

     The Purchase Plan is intended to satisfy the requirements of Section 423(b) of the Code which requires that it be approved by stockholders within one year of the earlier of its adoption by the Board of Directors or the Purchase Plan's effective date. The Purchase Plan was adopted by the Board of Directors on April 13, 1999. In addition, the Purchase Plan is intended to comply with certain requirements of Rule 16b-3 under the Exchange Act. Messrs. Bellomo, Howe and Klein serve on the committee which administers the Purchase Plan.

     The term of the Purchase Plan will extend through December 31, 2003, unless terminated earlier by the Board of Directors. The Board of Directors generally has the right to amend or terminate the Purchase Plan without the consent of participants or stockholders, subject to certain exceptions.

     Each person employed by the Company (except short-term, part-time, or seasonal employees) is eligible to participate in the Purchase Plan (an "Eligible Employee"), provided he or she is not, as of the day preceding the first day of the Purchase Period (as defined below), deemed, for purposes of
Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

     The purchase price per share of the Class A Common Stock sold under the Purchase Plan for any Purchase Period will be equal to the lesser of (a) 85% of the "fair market value" of a shares of Class A Common Stock on the first day of such Purchase Period, or (b) 85% of the "fair market value" of a share of Class A Common Stock on the last day of such Purchase Period (the "Exercise Date"). The fair market value will be deemed to be the average of the last bid and asked prices of the Class A Common Stock reported by Nasdaq, or if the Class A Common Stock is traded on the Nasdaq National Market or a national securities exchange, the closing sale price of the Class A Common Stock thereon, in each case on the applicable date or, if there is no such sale on that day, then on the last preceding date on which such a sale was reported.

     Under the Purchase Plan, a separate option to purchase shares of Class A Common Stock will be granted to each Eligible Employee as of the first day of each "Purchase Period". The option grant applies automatically to all Eligible Employees, but to participate in the Purchase Plan, further action is required as explained below. A Purchase Period will be a period of three, six or twelve months (as elected in advance by the committee administering the Purchase Plan), during which time payroll deductions will be made to fund the purchase of shares subject to option. The first Purchase Period will commence on July 1, 1999 and end on January 1, 2000. The maximum number of shares an Eligible Employee is eligible to purchase for any Purchase Period of one calendar year is $25,000. If, as of the first day of each such Purchase Period, an Eligible Employee would be deemed for purposes of Section 423(b)(3) of the Code to own stock of the Company (including any number of shares which such person is entitled to purchase under the Purchase Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares such person will be entitled to purchase pursuant to the Purchase Plan will be reduced. Options granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse.

     In order to purchase shares pursuant to an option, an Eligible Employee must sign a Stock Purchase Agreement and properly return it as instructed in advance of the first day of each Purchase Period. By doing so, the employee becomes a Participant in the Purchase Plan. Under the Stock Purchase Agreement, each Eligible Employee who elects to participate in the Purchase Plan must authorize contributions to the Purchase Plan through regular payroll deductions, effective as of the first day of the relevant Purchase Period. A Participant may authorize payroll deductions from his or her cash W-2 compensation, as defined in the Purchase Plan ("Compensation"), for each payroll period, of a specified percentage of such compensation, not less than 1% and not more than 15%, in multiples of 1%. The amount of payroll deduction must be established at the beginning of a Purchase Period and may not be altered, except for complete discontinuance. The payroll deduction authorized by a Participant will be credited to an individual account maintained for the Participant under the Purchase Plan (an "Account").

     For any particular Purchase Period, the committee administering the Purchase Plan may elect, in advance, a "Trust Administration Option" whereby the amounts of payroll deductions taken for Participants will be deposited regularly in a trust established by the Company with an institutional trustee for the benefit of Participants. Unless withdrawn earlier, the funds held for the respective Participants (together with applicable earnings) will be applied by the trustee on the Exercise Date to purchase shares of Class A Common Stock for each such Participant in accordance with the Purchase Plan. The Company will pay all the expenses of trust establishment and administration, but will not have a lien over, reversionary interest in, the trust assets. Withdrawals by Participants during a Purchase Period while the Trust Administration Option is in effect will entitle the withdrawing Participants to their respective shares of earnings by the trust on their accumulated payroll deductions.

     Shares of Class A Common Stock acquired pursuant to the exercise of options under the Purchase Plan and funded pursuant to payroll deductions as provided in the Stock Purchase Agreement are to be offered and sold to Eligible Employees solely pursuant to an effective Registration Statement filed under the Securities Act of 1933, as amended.

     If there is credited to the Account of a Participant as of any Exercise Date an amount at least equal to the purchase price determined under the Purchase Plan of one share of Class A Common Stock for the current Purchase Period, the Participant will purchase, and the Company will sell, at such price the largest number of whole shares of Class A Common Stock which can be purchased with the amount credited to his or her Account. In no event will fractional shares be issued. Any balance remaining in a Participant's Account at the end of a Purchase Period (not in excess of the purchase price of one share of Class A Common Stock) will be carried forward into a Participant's Account for the following Purchase Period.

     No Participant may, in any calendar year, purchase such number of shares under the Purchase Plan which, when aggregated with all other shares of stock of the Company which he or she may be entitled to purchase under any other employee stock purchase plans of the Company which meets the requirements of Section 423(b) of the Code, exceeds $25,000 in fair market value. Since the exclusive method for purchasing shares under the Purchase Plan is through payroll deductions whose maximum limit is 10% of Compensation, the 10% limitation will be the effective limit on purchases of stock under the Purchase Plan for substantially all employees.

     If, as of the Exercise Date in any Purchase Period, the aggregate funds available for the purchase of shares of Class A Common Stock would result in a purchase of shares in excess of the maximum number of shares then available for purchase under the Purchase Plan, the number of shares which would otherwise be purchased by each Participant on the Exercise Date will be reduced by a factor relative to the payroll deduction accumulation for each Participant.

INCOME TAX CONSEQUENCES

     Options issued under the Purchase Plan are intended to be options issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. Accordingly, if a Participant exercises an option and holds the shares for the applicable holding period, and remains an employee at all times during the period beginning with the date the option is granted and ending three months before the date it is exercised, he or she will be entitled for Federal income tax purposes to special tax treatment. Under such circumstances, any gain realized upon disposition of the shares will be treated as ordinary income to the extent of the lesser of (i) 15% of the fair market value of the shares on the date the option was granted, or (ii) the amount by which the fair market value of the shares on the date of disposition exceeded the option price. Any further gain will be treated as long-term capital gain. The applicable holding period is the longer of (i) two years after the date the option is granted, or
(ii) one year after the shares are issued. The Company will not be entitled to any tax deduction for Federal income tax purposes with respect to shares so acquired and disposed of by a Participant.

     The Purchase Plan does not contain any provisions requiring a Participant to hold the optioned stock for any period after exercise of the option, nor to acquire such stock for investment purposes. However, unless a Participant holds the stock for more than two years after the option is granted and one year after the stock is issued, he or she will not be entitled to long-term capital gain treatment for Federal income tax purposes on any increase in fair market value of the stock between the date the option was granted and the date the option was exercised. If the Participant disposes of the stock within such one-year period or such two-year period, any excess of the fair market value on the date of exercise over the option price is taxable as ordinary income to him or her and is deductible by the Company for Federal income tax purposes.

     The number of shares of Class A Common Stock which can be purchased pursuant to options under the Purchase Plan are subject to adjustment in the event of certain recapitalizations of the Company. Participants' rights to purchase stock pursuant to the Purchase Plan are not transferable. Generally, the Company's Board of Directors, without the consent of Participants, can terminate or amend the Purchase Plan, except that no such action can adversely affect options previously granted and, without stockholder approval, the Board may not: (i) increase the total amount of Class A Common Stock allocated to the Purchase Plan (except for permitted capital adjustments); (ii) change the class of Eligible Employees; (iii) decrease the minimum purchase price; (iv) extend a Purchase Period; or (v) extend the term of the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has, subject to stockholder approval, retained PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 1999. PricewaterhouseCoopers LLP also served as independent accountants of the Company for 1998. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

     One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                             STOCKHOLDERS' PROPOSALS

     Stockholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 27, 1999.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON MARCH 31, 1999, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                       By Order of the Board of Directors




                                       Gordon Coburn,
                                       Secretary

Teaneck, New Jersey
April 26, 1999

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Wijeyaraj Mahadeva and Gordon Coburn, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Cognizant Technology Solutions Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey at 10:00 A.M., local time, on Tuesday, May 25, 1999 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

                  (continued and to be signed on reverse side)

                         (continued from reverse side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

1.    ELECTION OF DIRECTORS.
                                             Nominees:   Wijeyaraj Mahadeva
                                                         Anthony Bellomo
VOTE FOR all nominees                         |   |      Victoria Fash
                                                         Robert W. Howe
FOR, except vote withheld from the following             John Klein and
nominees, (if any):                                      Venetia Kontogouris

------------------------------------

VOTE WITHHELD from all nominees               |   |


2.   APPROVAL OF PROPOSAL TO ADOPT THE COMPANY'S 1999 INCENTIVE COMPENSATION
PLAN.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


3.    APPROVAL OF PROPOSAL TO ADOPT THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


4.    APPROVAL    OF    PROPOSAL    TO    RATIFY    THE     APPOINTMENT     OF
PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

   Dated:                                 NOTE:  This proxy must be signed
        ---------------------------       exactly as the name appears hereon.
                                          When shares are held by joint
   --------------------------------       tenants, both should sign.  If the
   Signature of Stockholder               signer is a corporation, please sign
                                          full corporate name by duly authorized
   --------------------------------       officer, giving full title as such. If
   Signature of Stockholder if held       the signer is a partnership, please
   jointly                                sign in partnership name by authorized
                                          person.
I will | | will not | | attend the
Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Wijeyaraj Mahadeva and Gordon Coburn, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Class B Common Stock of Cognizant Technology Solutions Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Teaneck Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey at 10:00 A.M., local time, on Tuesday, May 25, 1999 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

                  (continued and to be signed on reverse side)

                         (continued from reverse side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

1.    ELECTION OF DIRECTORS.
                                             Nominees:   Wijeyaraj Mahadeva
                                                         Anthony Bellomo
VOTE FOR all nominees                         |   |      Victoria Fash
                                                         Robert W. Howe
FOR, except vote withheld from the following             John Klein and
nominees, (if any):                                      Venetia Kontogouris

------------------------------------

VOTE WITHHELD from all nominees               |   |


2.   APPROVAL OF PROPOSAL TO ADOPT THE COMPANY'S 1999 INCENTIVE COMPENSATION
PLAN.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


3.   APPROVAL OF PROPOSAL TO ADOPT THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


4.   APPROVAL    OF    PROPOSAL    TO    RATIFY    THE     APPOINTMENT     OF
PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

FOR   |   |                  AGAINST    |   |                  ABSTAIN   |   |


5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

   Dated:                                 NOTE:  This proxy must be signed
        ---------------------------       exactly as the name appears hereon.
                                          When shares are held by joint
   --------------------------------       tenants, both should sign.  If the
   Signature of Stockholder               signer is a corporation, please sign
                                          full corporate name by duly authorized
   --------------------------------       officer, giving full title as such. If
   Signature of Stockholder if held       the signer is a partnership, please
   jointly                                sign in partnership name by authorized
                                          person.
I will | | will not | | attend the
Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.